SECOND AMENDMENT TO
              AMENDED AND RESTATED CREDIT AGREEMENT


     This Second Amendment to Amended and Restated Credit Agreement (this "Amendment"), dated as of July 19, 1996, is by and among Gaylord Container Corporation, a Delaware corporation (the "Borrower"), the undersigned financial institutions in their capacities as lenders (collectively, the "Banks"), and Bankers Trust Company, as agent (the "Agent") for the Banks.

                      W I T N E S S E T H :

     WHEREAS, the Borrower, the Banks, the Agent and the co-managers are parties to that certain Amended and Restated Credit Agreement dated as of November 17, 1986 and amended and restated as of June 30, 1995, and as amended as of May 30, 1996 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), pursuant to which the Banks have provided to the Borrower credit facilities and other financial accommodations; and

     WHEREAS, the Borrower has requested that the Agent and the Banks amend the Credit Agreement in certain respects as set forth herein and the Banks and the Agent are agreeable to the same, subject to the terms and conditions hereof;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Terms capitalized herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement.

     2. Amendments to Credit Agreement. The Credit Agreement is, as of the Effective Date (as defined below), hereby amended as follows:

          (a)  The definition of "Adjusted Consolidated Net Worth" appearing in
Section 1.1 of the Credit Agreement is hereby amended by inserting at the end thereof but before the period, the following:

          "; provided, however, that Consolidated Net Worth shall be calculated without giving effect to any impact on the determination thereof from the repurchase of any shares of Common Stock of the Borrower made pursuant to Section 5.2(e)(viii)"

          (b) Section 5.2(a) of the Credit Agreement is hereby amended by deleting clause (1) appearing in the penultimate paragraph thereof in its entirety and replacing it with the following:

               "(1) purchased by the Borrower, provided that the aggregate purchase price for all such purchased margin stock shall not exceed $5,000 at any time, or represents shares of Common Stock of the Borrower repurchased by the Borrower pursuant to Section 5.2(e)(viii) and held as treasury shares;"

          (c) Section 5.2(e) of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (vi) thereof, (ii) deleting the period appearing at the end of clause (vii) thereof and inserting "; and" in place thereof, and (iii) inserting a new clause (viii) at the end thereof as follows:

          "(viii) the Borrower may from time to time repurchase shares of its Common Stock in an aggregate amount not to exceed $50 million (exclusive of any repurchases of Common Stock under clauses (iii), (v) and (vii) above)."

     3. Acknowledgment. The Agent, the Banks and the Borrower hereby acknowledge and agree that any shares of Common Stock of the Borrower repurchased pursuant to Section 5.2(e)(viii) of the Credit Agreement and held by the Company as treasury shares shall not constitute Collateral under the Security Agreement.

     4. Amendment Fee. In consideration of the execution of this Amendment by the Agent and the Banks, the Borrower hereby agrees to pay each Bank which executes this Amendment on or prior to July 19, 1996 a fee (the "Amendment Fee") in an amount equal to such Bank's Maximum Commitment multiplied by one-eighth of one percent (1/8 of 1%).

     5.   Borrower's Representations and Warranties.   In order to induce the
Agent and the Banks to enter into this Amendment, the Borrower hereby represents and warrants to the Agent and the Banks that:

               (i) the Borrower has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and shareholder action to enter into, execute, deliver and perform (x) this Amendment and (y) all agreements, documents and instruments executed and delivered pursuant to this Amendment;

               (ii) this Amendment constitutes the Borrower's legal, valid and binding obligation, enforceable against it, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise);

               (iii) the Borrower's execution, delivery and performance of this Amendment do not and will not violate its Certificate of Incorporation or By-laws, any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject;

               (iv) no authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with its execution, delivery and performance of (x) this Amendment and (y) all agreements, documents and instruments executed and delivered pursuant to this Amendment; and

               (v) no Event of Default or Unmatured Event of Default exists under the Credit Agreement or would exist after giving effect to the transactions contemplated by this Amendment.

     6. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the date (the "Effective Date") each of the following conditions precedent are satisfied:

          (a) Execution and Delivery. The Borrower, the Agent, and the Required Banks shall have executed and delivered this Amendment.

          (b)  No Defaults.   No Unmatured Event of Default or Event of Default
under the Credit Agreement (as amended hereby) shall have occurred and be continuing.

          (c)  Representations and Warranties.    The representations and
warranties of the Borrower contained in this Amendment and in the Credit Agreement (as amended hereby) shall be true and correct in all material respects as of the Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

          (d) Payment of Amendment Fee. The Borrower shall have paid in full to the Agent, for ratable distribution to those Banks that have signed this Amendment on or prior to July 19, 1996, an amount equal to the Amendment Fee; provided, however, that the Amendment Fee shall be payable only in the event that this Amendment has been executed by the Agent and the Required Banks.

          (e)  Deliveries.    The Borrower shall have duly executed and
delivered to the Agent a certificate of a Responsible Officer of the Borrower dated as of the Effective Date certifying as to the conditions precedent set forth in Sections 5(b) and (c) of this Amendment.

     7.   Miscellaneous.  The parties hereto hereby further agree as follows:

          (a)  Costs, Expenses and Taxes.    The Borrower hereby agrees to pay
all reasonable fees, costs and expenses of the Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Winston & Strawn, counsel to the Agent.

          (b) Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart.

          (c) Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

          (d) Integration. This Amendment and the Credit Agreement (as amended hereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

          (e) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS
AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO
CONFLICT OF LAWS PRINCIPLES).

          (f) Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Borrower, the Agent and the Banks and their respective successors and assigns. Except as expressly set forth to the contrary herein, this Amendment shall not be construed so as to confer any right or benefit upon any Person other than the Borrower, the Agent and the Banks and their respective successors and permitted assigns.

          (g) Amendment; Waiver. The parties hereto agree and acknowledge that nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Basic Agreements other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) and each of the other Basic Agreements remain and continue in full force and effect and are hereby ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of the Banks or the Agent under the Credit Agreement or any other Basic Agreement, nor constitute a waiver of any provision of the Credit Agreement or any other Basic Agreement. No delay on the part of any Bank or the Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the Basic Agreements or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Amendment may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with
Section 9.1 of the Credit Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                         GAYLORD CONTAINER CORPORATION

                         By: _________________________________________
                         Name: _______________________________________
                         Title: ________________________________________


                         BANKERS TRUST COMPANY, in its individual
                              capacity and as Agent

                         By: _________________________________________
                         Name: _______________________________________
                         Title: ________________________________________


                         THE BANK OF NEW YORK

                         By: _________________________________________
                         Name: _______________________________________
                         Title: ________________________________________

                         BANKERS TRUST (DELAWARE)

                         By: _________________________________________
                         Name: _______________________________________
                         Title: ________________________________________


                         CAISSE NATIONAL DE CREDIT AGRICOLE

                         By: _________________________________________
                         Name: _______________________________________
                         Title: ________________________________________


                         HARRIS TRUST AND SAVINGS BANK

                         By: _________________________________________
                         Name: _______________________________________
                         Title: ________________________________________


                         NATIONSBANK, N.A.

                         By: _________________________________________
                         Name: _______________________________________
                         Title: ________________________________________


                         CHRISTIANIA BANK

                         By: _________________________________________
                         Name: _______________________________________
                         Title: ________________________________________


                         HELLER FINANCIAL, INC.

                         By: _________________________________________
                         Name: _______________________________________
                         Title: ________________________________________


                         TRANSAMERICA BUSINESS CREDIT CORP.

                         By: _________________________________________
                         Name: _______________________________________
                         Title: ________________________________________


                         BEAR, STEARNS GOVERNMENT SECURITIES, INC.

                         By: _________________________________________
                         Name: _______________________________________
                         Title: ________________________________________

Document Number:  0112042.03
7-29-96/:57p